NEWS RELEASE
Contact: Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Announces Completion of
Distributed Power Solutions Acquisition
THE WOODLANDS, TX — April 1, 2026— Kodiak Gas Services, Inc. (NYSE: KGS), (“Kodiak” or the “Company”) today announced that it has completed the previously announced acquisition of Distributed Power Solutions, LLC (“DPS”), a leading provider of turnkey distributed power generation solutions. The acquired business has been rebranded as Kodiak Power Solutions, a division of Kodiak Gas Services.
The acquisition meaningfully expands Kodiak’s platform beyond contract compression into distributed and behind-the-meter power generation, adding approximately 395 megawatts of generation capacity and broadening the Company’s customer base across data centers, microgrids, manufacturing and energy infrastructure end markets.
“The successful closing of the DPS transaction represents an important milestone in Kodiak’s evolution,” said Mickey McKee, Kodiak’s President and Chief Executive Officer. “DPS is a natural strategic extension of our core large-horsepower operating capabilities. We are excited to welcome the DPS team to Kodiak and look forward to delivering long-term value to our customers and shareholders through highly contracted, reliable and scalable power solutions.”
Closing consideration consisted of $587 million of cash consideration (including adjustments for certain additional power generation assets purchased since the transaction announcement, indebtedness assumed and working capital) and the issuance of approximately 2.4 million shares of Kodiak common stock.
Kodiak expects the acquisition to be immediately accretive to earnings and discretionary cash flow per share, while further extending the duration and stability of the Company’s contracted cash flows. Integration activities are underway, with a focus on maintaining service continuity, operational excellence and safety across the combined platform.
About Kodiak
Kodiak is a leading contract compression, distributed power and energy infrastructure services provider in the United States, serving as a critical link in the infrastructure that enables the safe, reliable and efficient production, transportation and generation of energy. Headquartered in The Woodlands, Texas, Kodiak provides contract compression, distributed power and related services to oil and gas producers, midstream customers and digital infrastructure operators. Additional information is available on our website at kodiakgas.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements contained herein include the expected financial impact of the acquisition. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A list and description of risks, uncertainties and other factors can be found in the Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed with the SEC on February 26, 2026 and any updates to those factors set forth in our subsequent quarterly reports on Form 10-Q or current reports on Form 8-K. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.
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